Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Equity Premium Advantage Fund
333-123449
811-21731

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12,
2007 and subsequently adjourned to October 22, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of PricewaterhouseCoopers LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common Shares

   For

                     12,794,579

   Against

                          511,045

   Abstain

                          536,900

   Broker Non-Votes

                       4,905,176

      Total

                     18,747,700




To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Gateway Investment
Advisers, L.P.


   For

                     12,751,370

   Against

                          558,891

   Abstain

                          532,263

   Broker Non-Votes

                       4,905,176

      Total

                     18,747,700




To approve a new
sub-advisory
agreement between
Nuveen Asset
Management and
Gateway Investment
 Advisers, LLC



   For

                     12,765,162

   Against

                          552,529

   Abstain

                          524,833

   Broker Non-Votes

                       4,905,176

      Total

                     18,747,700


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013068.